EXHIBIT 4.7
                                   AMENDMENT

AMENDMENT TO AMENDMENT AND EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of January 9, 2008 by and among RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel, with headquarters located at 7 Giborei Israel Street, Netanya 42504, Israel (the "COMPANY") and each of the investors listed in SCHEDULE I hereto (each an "INVESTOR" and collectively the "INVESTORS"):

     WHEREAS:

     A. The Investors and the Company have entered on June 29, 2007 into an Amendment and Exchange Agreement (the "EXISTING AGREEMENT") under which the Investors have, inter alia, granted the Company loans in the aggregate amount of US$300,000 as further detailed opposite each Investor's name in Schedule I (each a "LOAN" and together the "LOANS");

     B. The Company and the Investors have agreed to convert the Loans into ordinary shares of the Company, par value NIS 0.015 per share (the "SHARES") at a price per share which is equal to the average price of the Shares at the close of business on the NASDAQ Capital Market during the last 10 trading days prior to the date hereof.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

1.   DEFINITIONS

     1.1. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Existing Agreement.

     1.2. The preamble and Schedules attached to this Agreement constitute an integral part hereof.

2.   CONVERSION OF LOAN

     2.1. The Loans (and the interest accrued thereupon and not yet paid until the date hereof) shall be converted into Shares at a price of US$1.964 per Share, so that each Investor shall receive, within 15 days of the date hereof the amount of Shares listed opposite each Investor's name in SCHEDULE I.

3.   REPRESENTATIONS

     3.1. Company Representations and Warranties.

          The Company hereby represents and warrants to the Investors, and acknowledges that the Investors are entering into this Agreement in reliance thereon, that the conversion of the Loans into Shares as aforesaid has been duly approved by the Audit Committee and the Board of Directors of the Company.


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     3.2. Investor's Representations and Warranties

          Each of the Investors hereby represents and warrants to the Company as of the date hereof as follows:

          3.2.1. STATUS OF INVESTOR. The Investor either: (a) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect; and/or (b) (i) is not a "U.S. Person" (within the meaning of SEC Rule 902 of Regulation S promulgated under the Securities Act ("Regulation S"), as presently in effect) and is not making this loan on behalf of or acquiring any shares for the account or benefit of any "U.S. Person"; (ii) will purchase the shares in an "offshore transaction" (within the meaning of SEC Rule 902 of Regulation S, as presently in effect); (iii) will not resell the shares except in accordance with the provisions Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act; and (iv) will not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

          3.2.2. NO PUBLIC SALE OR DISTRIBUTION. Such Investor is acquiring the Amended Warrants and upon the exercise of the Amended Warrants, will acquire the Amended Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; PROVIDED, HOWEVER, that by making the representations herein, such Investor does not agree to hold any of such Securities for any minimum or other specific term and reserves the right to dispose of such Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of such Securities.

          3.2.3. RELIANCE ON EXEMPTIONS. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

          3.2.4. INFORMATION. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received to their satisfaction answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.


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          3.2.5. NO GOVERNMENTAL REVIEW. Such Investor understands that no
               United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          3.2.6. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          3.2.7. EXISTING AGREEMENT. Such Investor has no claims against the Company in connection with the Existing Agreement and the transactions contemplated thereby including in connection with the delayed registration of the Amended Warrants or Extended Warrants (as applicable) held by such Investor. Except as expressly provided herein the provisions of the Existing Agreement shall remain in full force and effect and un amended or otherwise effected by this Agreement.

4.   MISCELLANEOUS

     4.1. GOVERNING LAW; JURISDICTION;. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the competent courts sitting in Tel Aviv, Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

     4.2. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     4.3. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


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     4.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Amended Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Investors. The Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by the Investor of any of the Securities, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.


                                                RADA ELECTRONIC INDUSTRIES LTD.:

                                                BY:   ______________________

                                                NAME: ______________________

                                                TITLE:


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                                   SCHEDULE I

                              SCHEDULE OF INVESTORS

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INVESTOR    PRINCIPAL AMOUNT      INTEREST AMOUNT     NUMBER OF      SIGNATURE
                 (US$)                 (US$)           SHARES
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